UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Altera Corporation (the “Company”) held its Annual Meeting on May 13, 2014, at 2:30 p.m. local time. All of the Company’s nominees for director were re-elected, Proposals 2, 3, 4 and 5 were approved by the Company’s stockholders with the requisite vote, and Proposal 6 was not approved by the Company’s stockholders. The following matters were acted upon at the meeting:

1	Election of directors to serve until the next annual meeting of stockholders:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER “NON-VOTES”
John P. Daane	256,899,105	4,823,514	960,074	17,061,957
T. Michael Nevens	260,820,716	1,637,570	224,407	17,061,957
A. Blaine Bowman	261,961,742	492,913	228,038	17,061,957
Elisha W. Finney	262,014,261	447,286	221,146	17,061,957
Kevin McGarity	259,666,688	2,791,598	224,407	17,061,957
Krish A. Prabhu	260,448,645	2,003,920	230,128	17,061,957
Shane V. Robison	259,659,134	2,797,293	226,266	17,061,957
John Shoemaker	259,624,930	2,840,658	217,105	17,061,957
Thomas H. Waechter	261,359,879	1,097,546	225,268	17,061,957

		FOR	AGAINST	ABSTAIN	BROKER “NON-VOTES”
2	Approval of an amendment to the 2005 Equity Incentive Plan to (i) extend the term of the plan, (ii) increase by 3,000,000 the number of shares of common stock reserved for issuance under the plan and (iii) make certain other changes as described in more detail in the proxy statement.	242,742,853	19,712,733	227,107	17,061,957

3	Approval of an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.	257,094,942	5,373,715	214,036	17,061,957

4	Approval, on an advisory basis, of named executive officer compensation.	250,778,912	10,903,822	999,959	17,061,957

5	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	277,342,600	2,052,613	349,437	—

6	A stockholder proposal regarding an independent chair of the board.	126,407,357	136,034,484	240,852	17,061,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke
Senior Vice President, General Counsel, and Secretary

Dated: May 19, 2014